UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

BOX, INC.

(Name of Registrant as Specified In Its Charter)

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BOX, INC.

900 JEFFERSON AVE.

REDWOOD CITY, CALIFORNIA 94063

SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:30 p.m. Pacific Time on Wednesday, June 20, 2018

Dear Stockholders of Box, Inc.:

Enclosed please find supplementary proxy materials for the 2018 annual meeting of stockholders (the “Annual Meeting”) of Box, Inc., a Delaware corporation, which will be held on Wednesday, June 20, 2018 at 1:30 p.m. Pacific Time, which will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BOX2018 where you will be able to listen to the meeting live, submit questions and vote online.

On May 8, 2018, we filed and began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. This supplementary proxy material is being made available on or about May 31, 2018. Except as specifically amended or supplemented by the information contained in the supplementary proxy materials, all information set forth in the proxy statement for the Annual Meeting remains unchanged and should be considered in voting your shares.

On May 30, 2018, the Company issued a press release announcing that our Board of Directors (the “Board”) appointed Sue Barsamian to the Board. Ms. Barsamian will serve as a Class III director whose term expires at the annual meeting of stockholders to be held in 2020. In addition, in connection with the appointment of Ms. Barsamian, the Board has increased the authorized number of directors of the Company to a total of nine directors. The primary purpose of the supplementary proxy materials is to provide information about Ms. Barsamian that would have been included in the proxy statement had she been appointed prior to the filing of the proxy statement.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. This supplementary proxy material does not change the proposals to be acted upon at the Annual Meeting, which are described in the proxy statement.

This supplementary proxy material, the proxy statement for the Annual Meeting, and our annual report can be accessed directly at the following Internet address: https://materials.proxyvote.com/10316T. You will be asked to enter the sixteen digit control number located on your Notice or proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

We appreciate your continued support of Box.

By order of the Board of Directors,

Aaron Levie
Chairman and Chief Executive Officer
Redwood City, California
May 31, 2018

BOX, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:30 p.m. Pacific Time on Wednesday, June 20, 2018

This proxy statement supplement, dated May 31, 2018 (the “Supplement”), supplements the proxy statement dated May 8, 2018 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use at the 2018 annual meeting of stockholders of Box, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Wednesday, June 20, 2018 at 1:30 p.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BOX2018, where you will be able to listen to the meeting live, submit questions and vote online.

The purpose of this supplement is to provide stockholders with information regarding our new director that would have been included in the Proxy Statement had Ms. Barsamian been appointed prior to the filing of the Proxy Statement. You are not being asked to vote for or ratify the appointment of Ms. Barsamian at the Annual Meeting, as the Class III directors are not being elected at this meeting. These additional materials are being provided solely for informational purposes.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

Appointment of New Director

Effective as of May 28, 2018, the Board of Directors of the Company increased the authorized number of directors of the Company to a total of nine directors and appointed Sue Barsamian to the Board of Directors to serve as a Class III director whose term expires at the annual meeting of stockholders to be held in 2020. Our Board of Directors has undertaken a review of the independence of Ms. Barsamian. Based on information provided by Ms. Barsamian concerning her background, employment and affiliations, our Board of Directors has determined that Ms. Barsamian has no material relationship with the Company, (either directly or as a partner, shareholder or officer of an organization that has a relationship within the company) and that Ms. Barsamian is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making this determination, our Board of Directors considered the current and prior relationships that Ms. Barsamian has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining her independence.

Ms. Barsamian, age 59, currently serves as the Executive Vice President, Chief Sales and Marketing Officer of Micro Focus International plc, a software and information technology company, which was formed from a merger with Hewlett Packard Enterprise Software, an enterprise information technology (“HPE Software”), in September 2017. Prior to the merger, she was Senior Vice President, Chief Sales and Marketing Officer for HPE Software. From 2006 to 2016, Ms. Barsamian served in various executive roles at Hewlett-Packard Company (“Hewlett Packard”), including SVP and GM of Enterprise Security Products at HPE. Prior to joining Hewlett

Packard, Ms. Barsamian was Vice President, Global Go-to-Market at Mercury Interactive Corporation, which was acquired by Hewlett Packard, and held various positions at Critical Path, Inc. and Verity, Inc. She has previously served as a Board Member and Chairman of the National Action Council for Minorities in Engineering (NACME), and as a member of the Kansas State University College of Engineering Advisory Board. Ms. Barsamian holds a Bachelor of Science degree in Electrical Engineering from Kansas State University. She completed post-graduate studies at the Swiss Federal Institute of Technology in Zurich, Switzerland.

Ms. Barsamian was selected to serve on our Board of Directors because of her general management and leadership experience building and leading go-to-market teams with private and publicly-held technology companies.

Ms. Barsamian will receive the standard compensation for non-employee directors in accordance with our existing outside director compensation policy, as further described in the Proxy Statement under “Director Compensation.”

There is no arrangement or understanding between Ms. Barsamian and any other persons pursuant to which she was selected as a director. Ms. Barsamian has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. We will enter into the Company’s standard director indemnification agreement with Ms. Barsamian, whereby we will agree to indemnify, defend and hold Ms. Barsamian harmless from and against losses and expenses incurred as a result of her board service, subject to the terms and conditions provided in the agreement.

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The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
May 31, 2018